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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 12, 2004 on the Group 1 Automotive, Inc. 401(k) Savings Plan's (the Plan) financial statements as of December 31, 2003 and for the year ended December 31, 2003 included in this 2003 Annual Report on Form 11-K of the Plan into Group 1 Automotive, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.

                                               /S/ CROWE CHIZEK AND COMPANY LLC
                                               --------------------------------
                                               CROWE CHIZEK AND COMPANY LLC

South Bend, Indiana
June 18, 2004